                                                             EXHIBIT (a)(i)(xiv)

ACCEPT TERMS

ELECTRONIC SIGNATURE CONSENT

We have implemented this secure option exchange election system to ensure accuracy and improve administrative workflow. If you wish to use this system to elect which option grants you wish to exchange, we require this electronic signature consent form to authorize us to execute your elections. If you do not consent to the electronic signature, you will not be able to access the system and must use paper forms to make your elections. Paper forms available at http://offline.cnet.com/HumanResources/Benefits/StockOption/ optionsexchange.html.

By using my electronic signature consisting of my NT login and my employer's employee ID number on this consent form, I authorize my employer to:

Accept my electronic signature as binding and final with regard to the election concerning the exchange of options between myself and CNET Networks, Inc.

In addition, I confirm that:

      o I have read and understand the Offer to Exchange Plan describing the terms and conditions of the option exchange.

      o I understand that participation in option exchange program does not affect in any way my employment relationship with CNET, which, in accordance with federal and state laws, has no specified term or length and can be terminated with or without cause by the Company or me.

CNET NETWORKS, INC.
ELECTION CONCERNING EXCHANGE OF STOCK OPTIONS

THIS SYSTEM WILL BE ACCESSIBLE UNTIL 9:00 PM PT, ON JULY 26, 2002 (UNLESS THE OFFER PERIOD IS EXTENDED BY CNET). NO ELECTION WILL BE ACCEPTED AFTER THE OFFER PERIOD EXPIRES.

I have received the Offer to Exchange Certain Outstanding Options Having an Exercise Price of Greater than $12.00 for a Lesser Number of New Options to be Granted at Least Six Months and One Day from the Cancellation of the Surrendered Options.

I understand that I am eligible to participate in this exchange program only if
I:

      o  am an employee of CNET Networks, Inc. on July 12, 2002;

      o reside in Australia, France, Germany, Singapore, Switzerland, Taiwan, the United Kingdom or the United States;

      o am not a director of or one of the executive officers of CNET Networks, Inc. named in CNET Networks, Inc's proxy statement for the 2002 Annual Meeting of Stockholders;

      o  remain an eligible employee through the expiration of the offer; and

      o  hold at least one eligible option on July 12, 2002.


I understand that, by choosing to participate in this exchange program, I may only elect to exchange options that have an exercise price of greater than $12.00 per share that were granted to me under any of the following option plans:

      o CNET Networks plans: Amended and Restated Stock Option Plan, Amended and Restated 1997 Stock Option Plan, 2000 Stock Incentive Plan, 2001 Stock Incentive Plan and

      o Plans assumed in acquisitions: Ziff-Davis 1998 Incentive Compensation Plan, mySimon 1998 Stock Option Plan, Apollo Solutions, Inc. 2000 Stock Option Plan, 1999 Tech Republic Stock Option Plan.


I further understand that I must elect to exchange all or none of the options (defined as the entire option grant) granted to me on a single grant date and at the same exercise price subject to an eligible option agreement and that by electing to exchange any such options, I will automatically be deemed to also have elected to exchange all options granted to me during the six month period ending on June 26, 2002, regardless of exercise price.


In return for those options I elect to exchange, the table below shows the number of shares of common stock subject to the options that I must exchange for each share of common stock subject to the new option, based on the Grant Price of the Current Options:

GRANT PRICE OF CURRENT OPTION                         EXCHANGE RATIOS
-----------------------------                         ---------------
$12.01 to $16.00                                      1.5 for 1
$16.01 to $20.00                                      2 for 1
$20.01 to $25.00                                      2.5 for 1
$25.01 to $30.00                                      3 for 1
Above $30.00                                          3.5 for 1

These new options will be granted on a specified date during the 30-day period beginning on the first business day that is at least six months and one day from the date my exchanged options are cancelled (the date on which the new options are granted being referred to as the "replacement grant date"), unless the offer is extended. In order to remain eligible to receive new options, I understand that I must remain employed by CNET Networks, Inc. through the replacement grant date and continue to reside in Australia, France, Germany, Singapore, Switzerland, Taiwan, the United Kingdom or the United States.

I understand that all of the terms of the new options will be substantially similar to the terms of the cancelled options, although (i) the new options will be granted on a date that is at least six months and one day after the date the tendered options are cancelled; (ii) the exercise price of the new option will be the closing price of our common stock on the date of the new grant (or as modified to comply with local tax laws for new options granted in certain countries outside the United States); (iii) the new options will all be classified as non-qualified stock options for purposes of the Internal Revenue Code of 1986, as amended; and (iv) the number of shares underlying the new options will be determined as described above.

I understand that I will not be able to exercise any of the new options granted to me until the six month anniversary of the replacement grant date, at which time I will be able to exercise only the vested portion of the replacement options.

I understand that I will not be eligible to receive any other options until the replacement grant date.

I recognize that, under certain circumstances set forth in the Offer to Exchange Certain Outstanding Options, CNET may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. In any such event, I understand that the options elected for exchange but not accepted will remain in effect without change.

I hereby give up my entire ownership interest in the options listed below and all options granted to me during the six month period ending on June 26, 2002, regardless of exercise price. I understand all of these options will become null and void on July 26, 2002, unless this offer is extended. I acknowledge that this election is entirely voluntary. I also acknowledge that this election will be irrevocable after 9:00 p.m. Pacific Time on Friday July 26, 2002, unless the offer is extended by CNET Networks, Inc. in its sole discretion, in which case the offer will become irrevocable upon expiration of the extension.

I understand that any electronic submission I make will supercede any paper forms that I previously submitted. I also understand that once I submit an electronic election I may only change such election by making another electronic submission. Any paper forms submitted after I make an electronic submission (including any withdrawal form) will be void and of no effect.

I hereby elect to exchange and cancel the following options (an option is defined as all or none of the options granted to me on a single grant date and at the same exercise price):

PLEASE NOTE:

All grants listed below are your grants ELIGIBLE for exchange. Ineligible grants will remain intact and may be viewed at http://www.aststockplan.com.

Grants that have been split into ISO/NQ portions are listed on two lines separately. However, BOTH portions must be elected alike (i.e.,, Y/Y or N/N) to qualify for exchange.

Please use the drop down menu and select "Yes" to exchange the options or "No" to leave the grant as is. You must make an election for every line item above. For grants that have been split into NQ and ISO portions, both portions must be elected the same (i.e., both "Yes" or both "No").

NAME          GRANT #      GRANT DATE       CURRENT         PRICE      POST             EXCHANGE
                                            OPTIONS                    EXCHANGE
                                            OUTSTANDING                OPTIONS
Employee      #XXXX       __/__/__          XXXXX           $_____     XXXXX            Yes/No

When you are done, please click on 'Submit' to save your changes. You may log into the system as many times as you like during the July 12th - July 26th window, however only your FINAL election will be collected and submitted for exchange.

After the window has closed, you will have the opportunity to print your final elections for your personal records.

If you have any questions regarding the data shown above, please contact Linna Hon or Julie Hata.

If you would like to view further details on your option grants, please view your online AST account at http://www.aststockplan.com.


SUBMIT ELECTION   CANCEL

SWAP OPTIONS

Please review the elections you have made. Click 'Confirm' if they are correct or 'Edit' if you wish to make changes.

If you click "Confirm" you will be presented a dated printable version of the form for you records.

You can revise your elections by re-accessing the Elections Concerning the Exchange of Stock Options Page before the Plan Deadline of 9:00 PM PDT July 26, 2002 (unless extended by CNET Networks, Inc.). Paper withdrawal forms will not be effective once you've confirmed your election electronically.

NAME          GRANT #      GRANT DATE       CURRENT         PRICE      POST             EXCHANGE
                                            OPTIONS                    EXCHANGE
                                            OUTSTANDING                OPTIONS
Employee      #XXXX       __/__/__          XXXXX           $_____     XXXXX            Yes/No




Edit Elections      Confirm Elections      Cancel

THIS ELECTION EXECUTED: 01:53 PM PDT JUL 12, 2002

CNET NETWORKS, INC.
ELECTION CONCERNING EXCHANGE OF STOCK OPTIONS


THIS SYSTEM WILL BE ACCESIBLE UNTIL 9:00 PM PACIFIC TIME, ON JULY 26, 2002 (UNLESS THE OFFER PERIOD IS EXTENDED BY CNET). NO ELECTION WILL BE ACCEPTED AFTER THE OFFER PERIOD EXPIRES.

I have received the Offer to Exchange Certain Outstanding Options Having an Exercise Price of Greater than $12.00 for a Lesser Number of New Options to be Granted at Least Six Months and One Day from the Cancellation of the Surrendered Options.

I understand that I am eligible to participate in this exchange program only if
I:

     o  am an employee of CNET Networks, Inc. on July 12, 2002;

     o reside in Australia, France, Germany, Singapore, Switzerland, Taiwan, the United Kingdom or the United States;

     o am not a director of or one of the executive officers of CNET Networks, Inc. named in CNET Networks, Inc.'s proxy statement for the 2002 Annual Meeting of Stockholders;

     o  remain an eligible employee through the expiration of the offer; and

     o  hold at least one eligible option on July 12, 2002.


I understand that, by choosing to participate in this exchange program, I may only elect to exchange options that have an exercise price of greater than $12.00 per share that were granted to me under any of the following option plans:

     o CNET Networks plans: Amended and Restated Stock Option Plan, Amended and Restated 1997 Stock Option Plan, 2000 Stock Incentive Plan, 2001 Stock Incentive Plan and

     o Plans assumed in acquisitions: Ziff-Davis 1998 Incentive Compensation Plan, mySimon 1998 Stock Option Plan, Apollo Solutions, Inc. 2000 Stock Option Plan, 1999 Tech Republic Stock Option Plan.

I further understand that I must elect to exchange all or none of the options (defined as the entire option grant) granted to me on a single grant date and at the same exercise price subject to an eligible option agreement and that by electing to exchange any such options, I will automatically be deemed to also have elected to exchange all options granted to me during the six month period ending on June 26, 2002, regardless of exercise price.


In return for those options I elect to exchange, the table below shows the number of shares of common stock subject to the options that I must exchange for each share of common stock subject to the new option, based on the Grant Price of the Current Options:

 GRANT PRICE OF CURRENT OPTION                 EXCHANGE RATIOS
 -----------------------------                 ---------------
 $12.01 to $16.00                              1.5 for 1
 $16.01 to $20.00                              2 for 1
 $20.01 to $25.00                              2.5 for 1
 $25.01 to $30.00                              3 for 1
 Above $30.00                                  3.5 for 1

These new options will be granted on a specified date during the 30-day period beginning on the first business day that is at least six months and one day from the date my exchanged options are cancelled (the date on which the new options are granted being referred to as the "replacement grant date"), unless the offer is extended. In order to remain eligible to receive new options, I understand that I must remain employed by CNET Networks, Inc. through the replacement grant date and continue to reside in Australia, France, Germany, Singapore, Switzerland, Taiwan, the United Kingdom or the United States.

I understand that all of the terms of the new options will be substantially similar to the terms of the cancelled options, although (i) the new options will be granted on a date that is at least six months and one day after the date the tendered options are cancelled; (ii) the exercise price of the new option will be the closing price of our common stock on the date of the new grant (or as modified to comply with local tax laws for new options granted in certain countries outside the United States); (iii) the new options will all be classified as non-qualified stock options for purposes of the Internal Revenue Code of 1986, as amended; and (iv) the number of shares underlying the new options will be determined as described above.

I understand that I will not be able to exercise any of the new options granted to me until the six month anniversary of the replacement grant date, at which time I will be able to exercise only the vested portion of the replacement options.

I understand that I will not be eligible to receive any other options until the replacement grant date.

I recognize that, under certain circumstances set forth in the Offer to Exchange Certain Outstanding Options, CNET may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. In any such event, I understand that the options elected for exchange but not accepted will remain in effect without change.

I hereby give up my entire ownership interest in the options listed below and all options granted to me during the six month period ending on June 26, 2002, regardless of exercise price. I understand all of these options will become null and void on July 26, 2002, unless this offer is extended. I acknowledge that this election is entirely voluntary. I also acknowledge that this election will be irrevocable after 9:00 p.m. Pacific Time on Friday July 26, 2002, unless the offer is extended by CNET Networks, Inc. in its sole discretion, in which case the offer will become irrevocable upon expiration of the extension.

I understand that any electronic submission I make will supercede any paper forms that I previously submitted. I also understand that once I submit an electronic election I may only change such election by making another electronic submission. Any paper forms submitted after I make an electronic submission (including any withdrawal form) will be void and of no effect.

I hereby elect to exchange and cancel the following options (an option is defined as all or none of the options granted to me on a single grant date and at the same exercise price):

PLEASE NOTE:

All grants listed below are your grants ELIGIBLE for exchange. Ineligible grants will remain intact and may be viewed at http://www.aststockplan.com.

Grants that have been split into ISO/NQ portions are listed on two lines separately. However, BOTH portions must be elected alike (i.e.,, Y/Y or N/N) to qualify for exchange.

Please use the drop down menu and select "Yes" to exchange the options or "No" to leave the grant as is. You must make an election for every line item above. For grants that have been split into NQ and ISO portions, both portions must be elected the same (i.e., both "Yes" or both "No").


NAME          GRANT #      GRANT DATE       CURRENT         PRICE      POST             EXCHANGE
                                            OPTIONS                    EXCHANGE
                                            OUTSTANDING                OPTIONS
Employee      #XXXX       __/__/__          XXXXX           $_____     XXXXX            Yes/No



When you are done, please click 'Submit' to save your changes. You may log into the system as many times as you like during the July 12th - July 26th window, however only your FINAL election will be collected and submitted for exchange.

After the window has closed, you will have the opportunity to print your final elections for your personal records.

If you have any questions regarding the data shown above, please contact Linna Hon or Julie Hata.

If you would like to view further details on your option grants, please view your online AST account at http://www.aststockplan.com.

Back to Offline